                     R.R. Hawkins & Associates International, a Professional Service Corporation

                                                    DOMESTIC & INTERNATIONAL BUSINESS CONSULTING

A superior method to building big business…”

CONSENT  OF  THE  INDEPENDENT  AUDITOR

Hawkins Accounting Inc., previously registered with the PCAOB, changed its name to R.R. Hawkins & Associates International- a Professional Service Corporation.  The name change was effective with the PCAOB on September 15, 2009.

As  the  independent  auditor  for  Powin Corporation, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 pursuant to the Securities Exchange Act of 1933, of our report, relating to the  audited  financial  statements of Powin Corporation as of December 31, 2008 and 2007, and the related statement of operations, stockholders’ equity and cash flow as of December 31, 2008, 2007, and 2006.  Our audit report is dated June 7, 2009.

 /s/ R. R. Hawkins & Associates International, a Professional Service Corporation

Los Angeles, California

October 1, 2009

5777 W. Century Blvd.  , Suite No. 1500

Los Angeles, CA 90045

T: 310.553.5707  F: 310.553.5337

www.rrhawkins.com